Exhibit 23.1

New York Office:

805 Third Avenue
New York, NY 10022
212.838-5100

www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-1 of Digital Ally, Inc. of our report dated May 2, 2025 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), relating to the consolidated financial statements of Digital Ally, Inc. as of and for the years ended December 31, 2024 and 2023 included in its Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

June 16, 2025

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

Houston, TX San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide